Sub-Item 77Q1(e): Copies of Any New or Amended Investment Advisory Contracts

Amended Annex A dated October 17, 2013 to the Management Agreement dated April 30, 1997 between the

Registrant, Goldman Sachs Asset Management, L.P. and Goldman Sachs Asset Management International is

incorporated herein by reference to Exhibit (d)(9) to Post-Effective Amendment No. 376 to the

Registrant’s Registration Statement on Form N-1A filed with the Securities and Exchange Commission on December 13, 2013 (Accession No. 0001193125-13-473381).

Amended Annex A dated December 19, 2013 to the Management Agreement dated April 30, 1997 between the

Registrant, Goldman Sachs Asset Management, L.P. and Goldman Sachs Asset Management International is

incorporated herein by reference to Exhibit (d)(9) to Post-Effective Amendment No. 387 to the

Registrant’s Registration Statement on Form N-1A filed with the Securities and Exchange Commission on

January 30, 2014 (Accession No. 0001193125-14-028612).